EXHIBIT 2

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                  BY AND AMONG
                             THE EAST CAROLINA BANK
                                       AND
                                ECB INTERIM BANK
                                       AND
                                ECB BANCORP, INC.


              THIS   AGREEMENT   AND  PLAN  OF   REORGANIZATION   AND   MERGER
(hereinafter called "Agreement") entered into as of the 10th day of March , 1998, by and among THE EAST CAROLINA BANK (the "Bank") and ECB BANCORP, INC. ("Bancorp");

              WHEREAS, the Bank is a North Carolina banking corporation with its principal office and place of business located in Engelhard, North Carolina; and,

              WHEREAS, Bancorp is a North Carolina business corporation with its principal office and place of business located in Engelhard, North Carolina, which has been organized by the Bank at the direction of its Board of Directors for the purpose of acquiring all of the outstanding shares of Bank Stock and thereby becoming the Bank's parent bank holding company. Bancorp is authorized by its Articles of Incorporation to issue 10,000,000 shares of common stock, each of $3.50 par value (the "Bancorp Stock"), of which there are 100 shares issued and outstanding (all of which are owned by the Bank); and,

              WHEREAS, ECB Interim Bank ("Interim Bank") is a proposed interim North Carolina banking corporation to be organized as the wholly-owned subsidiary of Bancorp for the purpose of merger with the Bank as described in this Agreement, with its initial registered office to be located in Engelhard, North Carolina. Upon its organization, Interim Bank will be authorized by its Articles of Incorporation to issue 1,000 shares of common stock, each of $3.50 par value (the "Interim Bank Stock"), of which all shares to be issued and outstanding will be owned by Bancorp; and, upon such organization, Interim Bank shall execute and become a party to this Agreement; and,

              WHEREAS, the Board of Directors of the Bank has approved this Agreement and will recommend to the Bank's shareholders approval of the plan and transactions described herein, including, among other items, a merger to be effected between the Bank and Interim Bank in the manner and upon the terms and conditions hereinafter set forth; and,

              WHEREAS, the Board of Directors of Bancorp has approved this Agreement and such merger and the other transactions described herein, including the issuance of shares of Bancorp Stock to the Bank's shareholders to effectuate said transactions, all as hereinafter set forth.

              NOW, THEREFORE, the Bank, Interim Bank and Bancorp, for and in consideration of the premises and their mutual promises, and subject to the terms and conditions hereinafter contained, hereby adopt and make this Agreement and mutually agree as follows:

                            ARTICLE I. PLAN OF MERGER

        1.1 NAMES OF MERGING CORPORATIONS. The names of the banking corporations proposed to be merged are THE EAST CAROLINA BANK (the "Bank") and ECB INTERIM BANK ("Interim Bank").

        1.2 NATURE OF TRANSACTIONS. At the "Effective Time" (as defined in Paragraph 1.8 below), Interim Bank shall be merged into and with the Bank (the "Merger"), at which time the separate corporate existence of Interim Bank shall cease while the corporate existence of the Bank, with all of its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.

        1.3 SURVIVING CORPORATION. Upon consummation of the Merger, the Bank shall be the surviving corporation and shall become and operate under the name "The East Carolina Bank" as the wholly-owned banking subsidiary of Bancorp, and will continue to conduct the business of a North Carolina banking corporation at the then legally established branch and main offices of the Bank. The duration of the corporate existence of the Bank, as the surviving corporation, shall be perpetual and unlimited.

        1.4 ASSETS AND LIABILITIES OF THE BANK. At the Effective Time and by reason of the Merger and in accordance with N.C. GEN. STAT. ss.ss. 53-13 and 53-17, the Bank shall acquire all of the assets of every kind and character of Interim Bank (including, but not limited to, all real, personal or mixed property, all debts due in whatever account, all other choses in action and all and every other interest of or belonging to or due to Interim Bank), and shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of Interim Bank, all of which shall pass or be transferred to and vest in the Bank without any conveyance, assignment or further act or deed; and, the Bank shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of Interim Bank as of the Effective Time.

        1.5   CONVERSION AND EXCHANGE OF STOCK.

              a. CONVERSION OF BANK STOCK. At the Effective Time, all rights of the shareholders of the Bank with respect to the outstanding shares of the Bank's common stock ("Bank Stock") shall cease to exist, and, as consideration for and to effectuate the Merger, each such outstanding share of Bank Stock shall be converted, without any action on the part of the Bank, Bancorp or the holder thereof, into one (1) share of Bancorp Stock.

                 Certificates representing shares of Bank Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall thereafter, and without any action by the Bank, Bancorp or any holder thereof, evidence only the right of the registered holder thereof to receive, and following the Effective Time may be exchanged for, either (I) certificates for the number of whole shares of Bancorp Stock to which such holders shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, or (II) in the case of shareholders perfecting dissenters' rights, cash as provided in Article 13 of Chapter 55 of the North Carolina General Statutes.

              b. ISSUANCE OF SHARES BY BANCORP AND THE BANK. At the Effective Time, Bancorp shall issue and deliver to the transfer agent of Bancorp Stock (the "Transfer Agent"), one certificate representing the aggregate number of whole shares of Bancorp Stock into which the outstanding shares of Bank Stock have been converted as provided above; and, the Bank shall issue and deliver to Bancorp one certificate representing the number of shares of Bank Stock as were outstanding immediately prior to the Effective Time and which, at such time, were converted into shares of Bancorp Stock.

                 The Transfer Agent shall divide the certificate delivered to it by Bancorp into certificates evidencing such numbers of shares of Bancorp Stock as the respective shareholders of the Bank shall have become entitled, and shall register such shares in the names of such shareholders and deliver said certificates to the individual shareholders entitled thereto upon and in exchange for the delivery to the Transfer Agent by said individual shareholders of their Old Certificates.

              c. ANTIDILUTIVE ADJUSTMENTS. If, prior to the Effective Time, Bancorp shall declare any dividend payable in shares of Bancorp Stock or shall subdivide, split, reclassify or combine the presently outstanding shares of Bancorp Stock, an appropriate and proportionate adjustment shall be made in the number of shares of Bancorp Stock to be issued in exchange for each of the shares of Bank Stock.

              d. TREATMENT OF FRACTIONAL SHARES. No scrip or certificates representing fractional shares of Bancorp Stock will be issued and no right to vote or to receive any dividend or other distribution shall attach to any fraction of a share of Bancorp Stock resulting from the above exchange. In the event the exchange of shares results in the creation of fractional shares, the Transfer Agent shall sell the aggregate of such fractional shares at public auction or by private sale (including a sale to Bancorp), or through a dealer or by any other reasonable method, at its election, for the best available price, and remit the net proceeds of such sale(s) to the Bank's shareholders in accordance with their respective interests therein.

              e. SURRENDER OF CERTIFICATES. Subject to subparagraph 1.5.g. below, no certificate for any shares of Bancorp Stock or cash for any fractional share shall be delivered to any shareholder of the Bank unless and until such shareholder shall have surrendered to the Transfer Agent the Old Certificate(s) formerly representing his or her shares of Bank Stock. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Bancorp Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s); provided, that, upon surrender of such Old Certificate(s), the holder hereof shall be entitled to receive the amount of any such dividends or distributions which have accrued but remain unpaid with respect to the shares of Bancorp Stock represented by such certificate(s).

              f. DISSENTERS. Any shareholder of the Bank perfecting dissenters' rights with respect to the Merger in the manner required by the North Carolina General Statutes shall be entitled to receive payment of the fair value of his shares of Bank Stock in the manner and pursuant to the procedures provided therein. Any shares of Bancorp Stock authorized to be issued pursuant to this Agreement but not exchanged for shares of Bank Stock because of the dissent or objection of a shareholder of the Bank and the receipt by him of cash in lieu of shares, may be sold by the Transfer Agent at public auction or by private sale (including a sale to Bancorp), or through a dealer or by any other reasonable method, at its election, for the best available price, and the net proceeds of any such sale shall be retained by Bancorp.

              g. LOST CERTIFICATES. Shareholders of the Bank whose certificates evidencing shares of Bank Stock have been lost, destroyed, stolen or are otherwise missing shall be entitled to receive certificates representing the shares of Bancorp Stock to which they are entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or Bancorp pursuant to the provisions of N.C. GEN. STAT. ss.ss. 25-8-405 and 25-8-104.

              h. OUTSTANDING BANCORP AND INTERIM BANK STOCK. Following the Effective Time, each of the shares of Bancorp Stock which are issued and outstanding immediately prior to the Effective Time shall be repurchased by Bancorp from the Bank for the amount paid for such shares upon their original issuance. At the Effective Time, each of the shares of Interim Bank Stock which are issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the Bank, Interim Bank or Bancorp, be converted into and exchanged for a like number of shares of Bank Stock as the surviving corporation, and, thereafter, the certificates formerly representing such shares of Interim Bank Stock shall be canceled. Following the Effective Time, the Bank may purchase and redeem such shares of Bank Stock from Bancorp for the amount paid by Bancorp for the original shares of Interim Bank Stock upon their issuance.

              i. OUTSTANDING STOCK OPTIONS. At the Effective Time, each then currently outstanding option to purchase shares of Bank Stock shall be converted into an option to purchase the same number of shares of Bancorp Stock on the same terms and subject to the same conditions and restrictions as are provided for in the Bank's Omnibus Stock Ownership and Long Term Incentive Plan and the individual option agreement evidencing such option, and Bancorp shall be deemed to have assumed the Bank's obligations under each such option agreement and such Plan.

        1.6. ARTICLES, BY-LAWS AND MANAGEMENT. The Articles of Incorporation and By-Laws of the Bank in effect at the Effective Time shall be the Articles of Incorporation and By-Laws of the Bank as the surviving corporation. The officers and directors of the Bank in office at the Effective Time of the Merger shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.
        1.7. OFFICES OF THE BANK. Subject to the approval of appropriate regulatory authorities and following the Effective Time, the Bank shall continue the operation of the present offices of the Bank.

        1.8. EFFECTIVE TIME. The Merger shall be effective on the date and at the time (the "Effective Time") so specified in Articles of Merger which shall include the Plan of Merger contained herein and which shall be duly executed by the Bank as the surviving entity and, with the approval of the North Carolina Commissioner of Banks, shall be presented to and filed by the North Carolina Secretary of State in accordance with law.

                        ARTICLE II. ADDITIONAL AGREEMENTS

        2.1. ORGANIZATION OF INTERIM BANK. Following the date hereof, Bancorp shall use its best efforts to cause Interim Bank to be organized as its wholly-owned North Carolina "interim" bank subsidiary for the purpose of merger with the Bank. Upon the completed organization of Interim Bank, Bancorp shall take such action as Interim Bank's sole shareholder as is necessary to cause this Agreement to be executed on behalf of Interim Bank, whereupon this Agreement shall become enforceable as to Interim Bank. Prior to such execution by Interim Bank, this Agreement shall be enforceable by and between the Bank and Bancorp without regard to the lack of execution hereof by Interim Bank.

        2.2. "BLUE SKY" APPROVALS. As soon as practicable following the execution of this Agreement, Bancorp shall take all such actions under applicable state securities laws as reasonably shall be necessary to cause the Bancorp Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt), to cause all conditions to any exemptions from qualification or registration under applicable state securities laws to have been satisfied, and to obtain any and all required approvals or consents to the issuance thereof.

        2.3. APPROVAL OF SHAREHOLDERS. This Agreement shall be submitted for approval, ratification and confirmation to the shareholders of the Bank at the Bank's next annual meeting of shareholders to be duly called and held in accordance with the Bank's By-Laws and all applicable provisions of law following the date hereof. In accordance with the Securities Exchange Act of 1934 (the "Act") and applicable regulations promulgated thereunder by the Federal Deposit Insurance Corporation ("FDIC"), the Bank will prepare and file with the FDIC and, thereafter, will mail to its shareholders as soon as practicable and in accordance with law a proxy statement (the "Proxy Statement") for purposes of the solicitation of appointments of proxy for use at the meeting. The Proxy Statement will contain such information as may be required by the Act and applicable regulations thereunder and North Carolina law. The Proxy Statement will indicate that the Board of Directors of the Bank considers the Merger to be advisable and to the advantage of the Bank and its shareholders and, accordingly, that it recommends ratification and approval of this Agreement and the transactions contemplated hereby.

        2.4. REGULATORY APPROVALS. Promptly following the date of this Agreement, the Bank and Bancorp each shall prepare, submit and file, or cause to be prepared, submitted and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions contemplated by this Agreement (including applications to the North Carolina Commissioner of Banks, the FDIC, the Board of Governors of the Federal Reserve System (the "Federal Reserve") and to state securities regulatory agencies). Each such party shall cooperate with the others in the preparation of all of the foregoing applications and shall promptly furnish upon request all documents, information, financial statements or other material that may be required to complete such applications. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

        2.5. CLOSING. A closing and consummation of the Merger (the "Closing") shall be held on such date (the "Closing Date") and at such reasonable time following the satisfaction of all conditions to the Merger and at such location as shall be specified by Bancorp, but in no event later than thirty (30) business days after all conditions of the Merger have been satisfied or effectively waived.

        2.6. FURTHER ACTION. The Bank, Interim Bank and Bancorp each represents and warrants to and covenants with each other such party that it or they will use its or their best efforts in good faith to take or cause to be taken all action required of it or them hereunder as promptly as practicable so as to permit the consummation of the transactions contemplated herein at the earliest possible date, and shall cooperate fully with each other such party in delivering all documents or instruments reasonably necessary or useful to any party hereto in carrying out such transactions.

        2.7. "AFFILIATES" OF THE BANK. The Bank shall, if requested by Bancorp following the execution and delivery of this Agreement, promptly deliver to Bancorp a list of persons deemed by it and its counsel to be "affiliates" of the Bank as that term is defined in Rule 405 promulgated under the Securities Act of 1933 (which such list shall be subject to the review and concurrence of Bancorp and its counsel), and, thereafter, the Bank agrees that, if requested by Bancorp, each such affiliate (as well as such additional persons as shall be deemed by Bancorp or its counsel to be affiliates of the Bank, including certain persons, trusts, estates, corporations or other entitles related to persons deemed to be affiliates of the Bank) shall execute and deliver to Bancorp a written agreement ("Affiliates' Agreement") in form and content satisfactory to Bancorp relating to restrictions on shares of Bancorp Stock to be received by such affiliates pursuant to this Agreement. In such event, certificates for the shares of Bancorp Stock issued to affiliates of the Bank shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restricted nature of such shares.

                   ARTICLE III. CONDITIONS PRECEDENT TO MERGER

        The obligations of the parties to this Agreement to consummate the transactions contemplated herein shall be conditioned upon the satisfaction of the following conditions precedent on or prior to the Closing Date.

        3.1. MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the financial condition, business, properties, assets, or operation of the Bank or Bancorp, nor shall any event have occurred, which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

        3.2. ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits any of the transactions described herein or any of the parties hereto from consummating any such transaction, nor any pending or threatened investigation of such transactions by the United States Department of Justice, or any suit, action or proceeding instituted by any governmental, administrative or regulatory agency, pending or threatened before any court or governmental agency, seeking to restrain or prohibit the Bank, Interim Bank or Bancorp from carrying out any of the terms or provisions of this Agreement.

        3.3. APPROVAL BY GOVERNMENTAL OR REGULATORY AUTHORITIES; NO DISADVANTAGEOUS CONDITIONS. (I) The transactions contemplated hereunder shall have been approved, to the extent required by law, by the Federal Reserve, Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks and the State Banking Commission, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions; (II) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by Bancorp or the Bank to be disadvantageous or burdensome; (III) the fifteen-day waiting period required following necessary approvals by the Federal Reserve and FDIC for review of the transactions contemplated herein by the United States Department of Justice shall have expired; and (IV) all other consents, approvals, and permissions and the satisfaction of all of the requirements prescribed by law necessary to the carrying out of the transactions contemplated herein shall have been procured (including without limitation any required approval of the Commissioner of Banks or the FDIC for the payment of cash to shareholders of the Bank, if any, who perfect dissenters' rights as provided in
Article 13, Chapter 55 of the North Carolina General Statutes).

        3.4. APPROVAL BY BOARDS OF DIRECTORS AND SHAREHOLDERS. The Boards of Directors of the Bank, Interim Bank and Bancorp shall have duly approved and adopted this Agreement by appropriate resolutions, and the shareholders of the Bank and of Interim Bank shall have duly approved, ratified and confirmed this Agreement to the extent required by and in accordance with this Agreement and North Carolina law.

        3.5. COMPLIANCE WITH AGREEMENTS. Unless waived by the other parties hereto in accordance with Paragraph 5.1. below, the Bank and Bancorp each shall have performed in all material respects their respective obligations, covenants and agreements hereunder to be performed before or at Closing. Each of the parties hereto, by and through their respective Presidents or Chief Executive Officers, shall have executed and delivered to the other parties a certificate, dated as of the Closing Date, with regard to the foregoing and such other matters as may be reasonably requested.

        3.6. COMPLIANCE WITH "BLUE SKY" REQUIREMENTS. The Bancorp Stock to be issued upon consummation of the Merger shall have been duly qualified or registered (unless exempt) by Bancorp under applicable state securities laws, all conditions to any exemptions from qualification or registration shall have been satisfied, and any and all required approvals or consents to the issuance of such Bancorp Stock shall have been obtained.

        3.7. FAVORABLE FEDERAL TAX ASPECTS OF MERGER. The parties hereto shall have received favorable assurances which are satisfactory to the Bank and Bancorp, either in the form of a favorable opinion of independent certified public accountants or of legal counsel, to the effect that the Merger will be treated for tax purposes under the Internal Revenue Code of 1986, as amended, as a tax-free reorganization, and that such related matters as are customarily covered by such opinions shall be favorably treated for tax purposes.

        3.8. AGREEMENTS FROM AFFILIATES OF THE BANK. If requested by Bancorp, Bancorp shall have received the written Affiliates' Agreements in form and content satisfactory to Bancorp signed by all persons who are deemed by Bancorp or its counsel to be "affiliates" of the Bank as provided in Paragraph 2.7. above.

        3.9. NO TERMINATION OR ABANDONMENT. This Agreement shall not have been terminated by any party hereto.

        3.10 ARTICLES OF MERGER; OTHER ACTIONS. Articles of Merger in the form described in Paragraph 1.8. above shall have been duly executed by the Bank as provided in that Paragraph.

                             ARTICLE IV. TERMINATION

        At any time prior to the Effective Time, and whether before or after approval hereof by the shareholders of the Bank, this Agreement may be terminated by the mutual consent of a majority of the members of each of the Boards of Directors of the Bank and Bancorp; or, otherwise, by the majority vote of the Board of Directors of either Bancorp or the Bank in the event that:

              (i) There shall have been any materially adverse change in the business, operations, properties, assets or financial condition of the other corporation since the date hereof; or, the other corporation shall have violated any of its obligations, covenants or agreements contained herein in any material respect;

            (ii) Any suit, action or proceeding shall have been instituted or threatened in which it is sought to restrain or prohibit the consummation of the transactions contemplated herein, or there shall be any other suit, action or proceeding instituted or threatened or any liability or claim shall have been asserted against the Bank, Interim Bank or Bancorp or any of their officers or directors which shall reasonably be considered by either such corporation to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition of either such corporation, and the same has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof;

           (iii) This Agreement and the transactions described herein are not approved, ratified and affirmed by the shareholders of the Bank in the manner required by law at the meeting held for that purpose as herein provided;

            (iv) The Merger shall not have become effective on or before July 31, 1998, unless such date is extended as evidenced by the written mutual agreement of the parties hereto; or

             (v) Such Board of Directors shall determine that consummation of the Merger for any reason is not in the best interests of the Bank or its shareholders.

                       ARTICLE V. MISCELLANEOUS PROVISIONS

        5.1. WAIVER. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

        5.2. AMENDMENT. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of the Bank and Interim Bank, by an agreement in writing approved by a majority of the Board of Directors of Bancorp and executed in the same manner as this Agreement; provided, however, that except as authorized herein, no change in the exchange ratio specified herein may be made following shareholder ratification except with such shareholder approval of that change.

        5.3. FURTHER ASSURANCE. The Bank, Interim Bank and Bancorp each agree to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

        5.4. HEADINGS AND CAPTIONS. Headings and captions of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

        5.5. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the Bank, Interim Bank and Bancorp with respect to the transactions contemplated herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to any party hereto or other provisions other than those contained herein.

        5.6. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

        5.7. COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

        5.8. GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina.

              IN WITNESS WHEREOF, the Bank, Interim Bank and Bancorp each has caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.


                                      THE EAST CAROLINA BANK


                                      By:   /s/ Arthur H. Keeney, III
                                            -------------------------
                                                Arthur H. Keeney, III
                                                President
ATTEST:

/s/ Jo Ellen Cutrell
--------------------
    Jo Ellen Cutrell
    Secretary
                                      ECB BANCORP, INC.


                                      By:   /s/ Arthur H. Keeney, III
                                            -------------------------
                                                Arthur H. Keeney, III
                                                President
ATTEST:

/s/ Jo Ellen Cutrell
--------------------
    Jo Ellen Cutrell
    Secretary


              IN WITNESS WHEREOF, ECB Interim Bank has caused this Agreement to be executed in its name by its duly authorized officers for the purpose of joining as a party hereto and, by such execution, it hereby adopts and agrees to each of the terms and conditions herein as its own, all as of the date first above written.

                                      ECB INTERIM BANK


                                      By:   /s/ Arthur H. Keeney, III
                                            -------------------------
                                                Arthur H. Keeney, III
                                                President
ATTEST:

/s/ Jo Ellen Cutrell
--------------------
    Jo Ellen Cutrell
    Secretary